Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Titan Medical Inc.
Toronto, Canada

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2021, on the consolidated financial statements of Titan Medical Inc. (the “Company”) for the years ended December 31, 2020 and December 31, 2019, appearing in the Company’s Annual Report on Form 40-F filed on April 1, 2021.

/s/ BDO Canada LLP

BDO Canada LLP
Toronto, Canada

April 23, 2021